Exhibit 99.1
Datascope Corp. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Financial Information
In March 2008, we entered into a definitive agreement to sell our Patient Monitoring business for $240 million to Mindray Medical International Limited. We received $209 million in cash at the closing and retained approximately $31 million of receivables generated by the PM business. The sale was completed on May 14, 2008 with an effective date of May 1.
The following unaudited pro forma condensed consolidated financial information has been prepared based on the historical consolidated financial statements of Datascope Corp. after giving effect to the sale of the Patient Monitoring business (“PM”), and the assumptions described in the accompanying notes to the unaudited pro forma condensed consolidated financial information.
Datascope’s unaudited pro forma statements of condensed consolidated statements of earnings give effect to the disposition of PM as if it had occurred on July 1, 2004, and the unaudited pro forma condensed consolidated balance sheet gives effect to the disposition as if it had occurred on March 31, 2008. The unaudited pro forma statements of condensed consolidated earnings were derived by adjusting the historical statements of consolidated earnings of Datascope for the removal of revenues and expenses associated with PM and the pro forma adjustments described in the notes to the unaudited pro forma condensed consolidated financial information.
The unaudited pro forma condensed consolidated financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the audited historical consolidated financial statements and notes thereto included in Datascope’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and unaudited Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.
The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of consolidated operations that would have actually been reported had the disposition occurred on July 1, 2004 for statements of condensed consolidated earnings purposes and as of March 31, 2008 for condensed consolidated balance sheet purposes, nor is it necessarily indicative of Datascope’s future consolidated financial position or consolidated results of operations. The unaudited pro forma condensed consolidated financial information is based upon estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for the purposes of developing this pro forma information.

Datascope Corp. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2008
(Unaudited, in thousands except per share amounts)

	Historical	Historical	Pro Forma		Pro Forma
	Datascope Corp.	Patient Monitoring	Adjustments		Datascope Corp.
		(g)
Assets
Current assets:
Cash and cash equivalents	$17,588	$—	$209,000	(a)	$226,588
Short-term investments	21,088	—	—		21,088
Accounts receivable, net	86,593	—	—		86,593
Inventories	38,247	—	—		38,247
Prepaid expenses and other current assets	14,736	—	(1,615	)(b)	13,121
Current deferred taxes	7,048	—	—		7,048
Current assets of discontinued operations	29,775	29,775	—		—

Total current assets	215,075	29,775	207,385		392,685
Property, plant and equipment, net	51,593	—	—		51,593
Long-term investments	24,323	—	—		24,323
Intangible assets, net	19,608	—	—		19,608
Goodwill	1,781	—	—		1,781
Other assets	30,341	—	—		30,341
Noncurrent assets of discontinued operations	61,850	61,850	—		—

	$404,571	$91,625	$207,385		$520,331

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,709	$—	$—		$9,709
Accrued expenses	12,477	—	4,385	(c)	16,862
Accrued compensation	16,190	—	—		16,190
Deferred revenue	2,568	—	—		2,568
Income taxes payable	3,099	—	49,300	(d)	52,399
Current liabilities of discontinued operations	18,681	18,681	—		—

Total current liabilities	62,724	18,681	53,685		97,728

Other liabilities	24,461	—	—		24,461
Other liabilities of discontinued operations	1,738	1,738	—		—
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $1.00 per share:
Authorized 5,000 shares; Issued, none	—	—	—		—
Common stock, par value $0.01 per share:
Authorized, 45,000 shares;		—	—
Issued, 19,228 and 18,867 shares	192	—	—		192
Additional paid-in capital	120,224	—	—		120,224
Treasury stock at cost, 3,567 and 3,521 shares	(108,897)	—	—		(108,897)
Retained earnings	299,836	71,206	82,494	(e)	382,330
			71,206	(f)
Accumulated other comprehensive loss:
Cumulative translation adjustments	9,843	—	—		9,843
Benefit plan adjustments	(5,641)	—	—		(5,641)
Unrealized gain on available-for-sale securities	91	—	—		91

Total stockholders’ equity	315,648	71,206	153,700		398,142

	$404,571	$91,625	$207,385		$520,331

See notes to unaudited pro forma condensed consolidated financial statements.

Datascope Corp. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Earnings
For the Year Ended June 30, 2007
(In thousands, except per share amounts)
(Unaudited)

	Historical	Historical	Pro Forma
	Datascope Corp.	Patient Monitoring	Datascope Corp.
		(h)
Net sales	$378,800	$156,501	$222,299
Cost of sales	167,408	89,940	77,468

Gross profit	211,392	66,561	144,831

Operating expenses:
Research and development expenses	34,785	12,413	22,372
Selling, general and administrative expenses	142,396	49,248	93,148
Special items	12,818	1,334	11,484

	189,999	62,995	127,004

Operating earnings	21,393	3,566	17,827

Other (income) expense:
Interest income	(2,481)	(2)	(2,479)
Interest expense	115	5	110
Dividend income	(196)	—	(196)
Gain on sale of investment	(1,273)	—	(1,273)
Other, net	625	1	624

	(3,210)	4	(3,214)

Earnings from continuing operations before income taxes	24,603	3,562	21,041
Income taxes	7,138	1,425	5,713

Net earnings from continuing operations	$17,465	$2,137	$15,328

Net earnings per share from continuing operations, basic	$1.15	$0.14	$1.01

Weighted average number of common shares outstanding, basic	15,244	15,244	15,244

Net earnings per share from continuing operations, diluted	$1.14	$0.14	$1.00

Weighted average number of common shares outstanding, diluted	15,387	15,387	15,387

See notes to unaudited pro forma condensed consolidated financial statements.

Datascope Corp. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Earnings
For the Year Ended June 30, 2006
(In thousands, except per share amounts)
(Unaudited)

	Historical	Historical	Pro Forma
	Datascope Corp.	Patient Monitoring	Datascope Corp.
		(h)
Net sales	$373,000	$159,402	$213,598
Cost of sales	164,046	86,707	77,339

Gross profit	208,954	72,695	136,259

Operating expenses:
Research and development expenses	37,306	13,996	23,310
Selling, general and administrative expenses	143,116	46,884	96,232
Special items	(810)	—	(810)

	179,612	60,880	118,732

Operating earnings	29,342	11,815	17,527

Other (income) expense:
Interest income	(2,242)	—	(2,242)
Interest expense	298	—	298
Dividend income	(4,523)	—	(4,523)
Other, net	1,319	—	1,319

	(5,148)	—	(5,148)

Earnings from continuing operations before income taxes	34,490	11,815	22,675
Income taxes	8,647	4,112	4,535

Net earnings from continuing operations	$25,843	$7,703	$18,140

Net earnings per share from continuing operations, basic	$1.73	$0.51	$1.21

Weighted average number of common shares outstanding, basic	14,974	14,974	14,974

Net earnings per share from continuing operations, diluted	$1.69	$0.50	$1.19

Weighted average number of common shares outstanding, diluted	15,296	15,296	15,296

See notes to unaudited pro forma condensed consolidated financial statements.

Datascope Corp. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Earnings
For the Year Ended June 30, 2005
(In thousands, except per share amounts)
(Unaudited)

	Historical	Historical	Pro Forma
	Datascope Corp.	Patient Monitoring	Datascope Corp.
		(h)
Net sales	$352,700	$149,463	$203,237
Cost of sales	147,578	79,514	68,064

Gross profit	205,122	69,949	135,173

Operating expenses:
Research and development expenses	36,214	10,772	25,442
Selling, general and administrative expenses	141,593	45,354	96,239
Special items	8,074	—	8,074

	185,881	56,126	129,755

Operating earnings	19,241	13,823	5,418

Other (income) expense:
Interest income	(2,231)	—	(2,231)
Interest expense	304	—	304
Other, net	514	—	514

	(1,413)	—	(1,413)

Earnings from continuing operations before income taxes	20,654	13,823	6,831
Income taxes	6,008	4,810	1,198

Net earnings from continuing operations	$14,646	$9,013	$5,633

Net earnings per share from continuing operations, basic	$0.99	$0.61	$0.38

Weighted average number of common shares outstanding, basic	14,795	14,795	14,795

Net earnings per share from continuing operations, diluted	$0.97	$0.60	$0.37

Weighted average number of common shares outstanding, diluted	15,124	15,124	15,124

See notes to unaudited pro forma condensed consolidated financial statements.

Datascope Corp. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited, in thousands except per share data)
1. Basis of Pro Forma Presentation
The accompanying unaudited pro forma condensed consolidated financial statements include the accounts of Datascope Corp. and its subsidiaries (the “Company” — which may be referred to as “our”, “us” or “we”). The unaudited pro forma condensed consolidated financial information included herein has been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission. These statements have been prepared based on the historical balance sheets of Datascope and the Patient Monitoring business (“PM”) as of March 31, 2008 and the historical statements of earnings of Datascope and PM for each of the three fiscal years ended June 30, 2007, 2006, and 2005, after giving effect to the adjustments and assumptions described below.
We employ accounting policies that are in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In the opinion of management, all material adjustments necessary for a fair presentation of the pro forma financial position and unaudited pro forma results of earnings of Datascope have been made.
The ongoing activity presented in this unaudited pro forma consolidated financial information represents Datascope’s assets, liabilities, revenues, and expenses after giving effect to the divestiture of PM.
2. Disposition of the Patient Monitoring Business
In March 2008, we entered into a definitive agreement to sell our Patient Monitoring business for $240 million to Mindray Medical International Limited. We received $209 million in cash at the closing and retained approximately $31 million of receivables generated by the PM business. The sale was completed on May 14, 2008 with an effective date of May 1. As a result of the sale, we expect to have approximately $185 million in net proceeds after collection of the PM receivables and payments of taxes and transaction-related expenses. Our Board of Directors is reviewing the use of the proceeds received. The Board currently intends to return the proceeds to shareholders either through the repurchase of our common stock, special dividends, or a combination to be determined.
The sale will result in an estimated gain of $82.5 million, net of tax. This amount is based on the asset and liability values of PM as of March 31, 2008. The estimated gain is not indicative of the actual gain that may result upon determination of the final values for the assets and liabilities.

Datascope Corp. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited, in thousands except per share data)
3. Pro Forma Adjustments
The accompanying unaudited pro forma condensed consolidated financial information has been prepared as if the sale of PM was completed on March 31, 2008 for consolidated balance sheet purposes, and as if the sale of PM had occurred as of July 1, 2004 for statements of consolidated earnings purposes, and reflect the following pro forma adjustments:
(a)	To record the receipt of proceeds of $209 million in cash from the sale of PM.

(b)	To reclassify prepayments of transaction-related fees in connection with the sale of PM, including legal fees and audit and accounting fees.

(c)	To record the estimated transaction-related fees payable incurred in connection with the sale of PM, including legal fees, bank fees, and audit and accounting fees.

(d)	To record the estimated cash taxes to be paid on the estimated gain arising from the sale of PM.

The estimated gain is based on an estimate of the allocation of gross proceeds by legal entity compared to an estimate of tax basis of the assets and liabilities by legal entity as of March 31, 2008. The final gain to be reported in our consolidated statement of earnings and on our federal, state, and local income tax returns may differ from the estimated gain. Among the reasons for these potential differences, as it relates to our tax returns, are the following: (1) the parties to the sale may agree on an allocation of proceeds that differs from that used in the estimated gain; (2) the tax basis of the assets and liabilities sold will change as a result of operations and other adjustments from March 31, 2008 to the date of closing; (3) further adjustments may be required after all tax relevant data is analyzed and concluded upon, including data related to transaction-related fees, state research and development credit, the potential liability for state and local taxes in jurisdictions where we have not historically filed, and the tax effects of certain aspects of the federal consolidated return regulations.

In the opinion of management, the calculation of the estimated cash taxes to be paid on the estimated gain is reasonable based on the best available information.

(e)	To record the estimated gain on the sale of PM, after transaction-related fees and net of taxes, as follows:

Cash proceeds	$209,000
Less:
Net assets of PM	71,206
Estimated transaction-related fees, including prepayments	6,000
Estimated taxes on gain	49,300

Estimated gain on sale, net of tax	$82,494

3. Pro Forma Adjustments (Continued)
(f)	To adjust retained earnings for the removal of the assets and liabilities of PM.

(g)	To remove the assets, liabilities, and equity of PM as of March 31, 2008. The assets and liabilities of PM consisted of the following:

Cash and cash equivalents	$64
Inventories	25,266
Prepaid and other current assets	4,257
Current deferred taxes	188

Current assets	$29,775

Property, plant and equipment, net	$32,533
Intangible assets, net	5,973
Goodwill	12,991
Other assets	10,353

Noncurrent assets	$61,850

Accounts payable	$9,171
Accrued expenses and other current liabilities	7,215
Deferred revenue	2,295

Current liabilities	$18,681

Other liabilities	$1,738

(h)	To remove the results of operations of PM for the fiscal years ended June 30, 2007, 2006, and 2005.